Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Announces Certain Preliminary 2021

Unaudited Financial Results

Preliminary full year 2021 unaudited revenue of $8.9 million

Cash, cash equivalents and short-term marketable securities of $21.9 million as of

December 31, 2021

TUCSON, Ariz., January 6, 2022 (Globe Newswire) - HTG Molecular Diagnostics, Inc. (Nasdaq: HTGM) (HTG), a life science company whose mission is to advance precision medicine, today announced certain preliminary, unaudited financial results for the year ended December 31, 2021.

Total revenue for the full year 2021 is expected to be approximately $8.9 million, including approximately $1.4 million of HTG Transcriptome Panel (HTP) revenue. Cash, cash equivalents and short-term marketable securities are approximately $21.9 million as of December 31, 2021.

“Revenue growth in the second through fourth quarter of 2021 provided favorable indications of a slow, but anticipated recovery from 2020,” said John Lubniewski, CEO of HTG. “Our completion of all development milestones for HTP since its commercial launch in August resulted in a positive response from new and existing customers. In addition, we successfully advanced our strategic efforts to increase customer diversification and expand the reach of our proprietary HTG EdgeSeqTM technology, further powering our profiling business.”

Mr. Lubniewski continued, “As we turn the page to 2022, we look forward to continuing our efforts to generate our first data set for our newly formed HTG Therapeutics business unit, while expecting continued growth in profiling revenue as customers and collaborators complete their initial validation of HTP, evidenced through publications and continued investment in our technology.”

The preliminary results set forth above are unaudited, are based on management’s initial review of the company’s results as of and for the year ended December 31, 2021 and are subject to revision based upon the company’s year-end closing procedures and the completion and external audit of the company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that company’s financial results are finalized, and such changes could be material. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results for the year ended December 31, 2021, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

The company expects to announce full 2021 financial results in advance of its quarterly conference call in March 2022.

About HTG:

HTG is accelerating precision medicine from diagnosis to treatment by harnessing the power of transcriptome-wide profiling to drive translational research, clinical diagnostics and targeted therapeutics across a variety of disease areas.

Building on more than a decade of pioneering innovation and partnerships with biopharma leaders and major academic institutes, HTG’s proprietary RNA platform technologies are designed to make the development of life science tools and diagnostics more effective and efficient and to unlock a differentiated and disruptive approach to transformative drug discovery. For more information visit www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected revenue and other expected financial results as of and for the year ended December 31, 2021, our expected continued growth in profiling revenue, and our development plans. Words such as “look forward to,” “designed to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with the impact of the COVID-19 pandemic on us and our customers; the risk that HTP may not provide the benefits that we expect; risks associated with our ability to develop and commercialize our products, including HTP; the risk that HTP or our other products and services, including those offered through our HTG Therapeutics business unit, may not be adopted by biopharmaceutical companies or other customers as anticipated; our ability to manufacture our products to meet demand; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as filed with the SEC on November 10, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

HTG Investor Contact:

Ashley Robinson

LifeSci Advisors

Phone: (617) 430-7577

Email: arr@lifesciadvisors.com